Exhibit 32.2

IMMUNOSYN CORPORATION
CERTIFICATION OF CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this quarterly report of Immunosyn Corporation (the “Company”) on Form 10-Q for the quarter ended September 30, 2008 (the “Report”), I, Douglas A. McClain Jr., Chief Financial and Accounting Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

(1)           The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable,of the Securities Exchange Act of 1934, and

(2)           The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Company at the dates and for the periods indicated.

This Certification has not been, and shall not be deemed, “filed” with the Securities and Exchange Commission.

Date: November 14, 2008	/s/ Douglas A. McClain Jr.
Douglas A. McClain Jr.
Chief Financial and Accounting Officer